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                                                                    EXHIBIT 10.8

                                CREDIT AGREEMENT

         This Credit Agreement (as it may be amended or modified and in effect from time to time, the "Agreement"), dated as of May 20, 1998, is between Tri-State Outdoor Media Group, Inc., a Kansas corporation (together with its successors and assigns, the "Borrower"), and The First National Bank of Chicago (together with its successors and assigns, the "Lender"). The parties hereto agree as follows:


                            ARTICLE I -- DEFINITIONS

         As used in this Agreement:

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the corporate base rate of interest announced by the Lender from time to time, changing when and as said corporate base rate changes and (ii) the sum of the federal funds effective rate (as published by the Federal Reserve Bank of New York) for such day plus 1/2% per annum.

         "Alternate Base Rate Loan" means a Loan that bears interest at the Alternate Base Rate.

         "Applications" is defined in Section 4.1.

         "Borrowing Date" means a date on which a Loan is made hereunder.

         "Borrowing Notice" is defined in Section 2.5.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means the obligation of the Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any notice of assignment relating to any assignment that has become effective pursuant to Section 11.3, as such amount may be modified from time to time pursuant to the terms hereof.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.6.

         "Default" means an event described in Article VII.
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         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the rate at which the Lender offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the Lender's portion of the relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

         "Eurodollar Loan" means a Loan that bears interest at a Eurodollar
Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) 3/8% per annum. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.


         "Existing Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of February 27, 1998, as amended, among the Borrower, the lenders party thereto and The First National Bank of Chicago, as Agent.

         "Existing L/Cs" means, collectively, the Irrevocable Standby Letters of Credit issued by the Lender for the account of the Borrower pursuant to the Existing Credit Agreement and the Applications, which are more specifically described in Annex I hereto, as the same may be amended, modified, renewed or extended from time to time.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations that are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) capitalized lease obligations, (vii) net liabilities under interest rate swap, exchange or cap agreements, (viii) contingent obligations and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with generally accepted accounting principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Interest Period" means, with respect to a Eurodollar Loan, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day that corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "L/C Obligations" means, at any date of determination, the sum of (i) the aggregate undrawn amount of all Existing L/Cs outstanding as at such date of determination, (ii) all amounts paid and disbursed by the Lender


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under the Existing L/Cs (or either thereof) that have not been reimbursed (with the proceeds of a Loan or otherwise) by the Borrower and (iii) all unpaid fees, expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender arising under or in connection with the Existing L/Cs and the Applications.

         "Lending Installation" means any office, branch, subsidiary or affiliate of the Lender.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

         "Loan" means a borrowing hereunder (or a conversion or continuation thereof).

         "Loan Documents" means this Agreement, the Note, the Pledge Agreement and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Lender.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender thereunder.

         "Note" is defined in Section 2.10.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or any indemnified party arising under the Loan Documents.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, limited liability company, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pledge Agreement" means that certain Pledge Agreement dated of even date herewith, in substantially the form of Annex II hereto, duly executed and delivered to the Lender by the Borrower, as the same may be amended or modified and in effect from time to time.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the Board of Governors of the Federal Reserve System on Eurocurrency liabilities.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having


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ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Termination Date" means May 20, 2000 or any earlier date on which the Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Type" means, with respect to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                            ARTICLE II -- THE CREDITS

          2.1. Commitment; Reduction of Commitment. From and including the date of this Agreement and prior to the Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts which, when added to the amount of the then outstanding L/C Obligations (after giving effect to any payment thereof made with the proceeds of such Loans), shall not exceed, in the aggregate at any one time outstanding, the Commitment. The Borrower may permanently reduce the Commitment, in integral multiples of $100,000, upon at least five Business Days' written notice to the Lender; provided, however, that the amount of the Commitment may not be reduced below the aggregate principal amount of the outstanding Loans.

          2.2. Types of Loans; Minimum Amount; Lending Installations. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The Loans may be Alternate Base Rate Loans or Eurodollar Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.5 and 2.6. Each Loan shall be in the minimum amount of $100,000. The Lender may book the Loans at any Lending Installation, as selected by the Lender. All terms of the Loan Documents shall apply to and may be enforced by or on behalf of any such Lending Installation.

          2.3. Principal Payments. The Borrower may from time to time pay, without penalty or premium, in a minimum aggregate amount of $100,000, any portion of the outstanding Alternate Base Rate Loans upon two Business Days' prior notice to the Lender. The Borrower may from time to time pay, without penalty or premium, all outstanding Eurodollar Loans, or, in a minimum aggregate amount of $100,000 or any integral multiple thereof, any portion of the outstanding Eurodollar Loans upon three Business Days' prior notice to the Lender; provided, however, that if any such payment occurs, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by the Borrower for any reason other than default by the Lender, the Borrower will indemnify the Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Loan. Any outstanding Loans and all other unpaid Obligations shall be paid in full


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by the Borrower, and the Commitment to lend hereunder shall expire, on the
Termination Date.

          2.4. Fees. The Borrower agrees to pay to the Lender a commitment fee of 1/8% per annum on the daily unborrowed portion of the Commitment (with the outstanding L/C Obligations being deemed usage of the Commitment) from the date hereof to and including the Termination Date, payable on the last day of each March, June, September and December hereafter and on the Termination Date. All accrued fees shall be payable on the effective date of any termination of the obligations of the Lender to make Loans hereunder.

           2.5. Method of Selecting Types and Interest Periods for New Loans. The Borrower shall select the Type of Loan and the Interest Period, if any, applicable to each Loan from time to time. The Borrower shall give the Lender irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Alternate Base Rate Loan and three Business Days before the Borrowing Date for each Eurodollar Loan, specifying for each Loan: (i) the Borrowing Date, which shall be a Business Day, (ii) the aggregate amount, (iii) the Type, and (iv) the Interest Period, if any, applicable thereto. The Lender will make the funds available to the Borrower at the Lender's address specified pursuant to Article XII.

          2.6. Conversion and Continuation of Outstanding Loans. Alternate Base Rate Loans shall continue as such unless and until converted into Eurodollar Loans or are repaid. Each Eurodollar Loan shall continue until, and may not be converted prior to, the end of the then applicable Interest Period therefor, at which time such Eurodollar Loan shall be automatically converted into an Alternate Base Rate Loan unless such Eurodollar Loan was repaid or the Borrower shall have given the Lender irrevocable notice (a "Conversion/Continuation Notice") requesting that, at the end of such Interest Period, such Eurodollar Loan continue as such for the same or another Interest Period. The Borrower shall give the Lender a Conversion/Continuation Notice prior to the date of the requested conversion or continuation, but not later than the times identified in
Section 2.5 for Borrowing Notices, specifying for each Loan being converted or continued: (i) the requested date which shall be a Business Day; (ii) the aggregate amount and Type; and (iii) the amount and Type(s) of Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period, if any, applicable thereto.

          2.7. Changes in Interest Rate. Each Alternate Base Rate Loan shall bear interest, at the Alternate Base Rate, on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is automatically converted from a Eurodollar Loan pursuant to Section 2.6 to but excluding the date it is paid or is converted into a Eurodollar Loan pursuant to
Section 2.6. Changes in the Alternate Base Rate will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each day during the Interest Period applicable thereto from and including the first day of such Interest Period to (but not including) the last day of such Interest Period at the Eurodollar Rate applicable thereto. No Interest Period may end after the Termination Date.

          2.8. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.5 or 2.6, during the continuance of a Default or Unmatured Default the Lender may, at its option, by notice to the Borrower, declare that no Loan may be made as, converted into or continued as a Eurodollar Loan. During the continuance of a Default, the Lender may, at its option, by notice to the Borrower, declare that (i) each Eurodollar Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and (ii) each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.2, 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Loans without any election or action on the part of the Lender.

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         2.9. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Lender at the Lender's address, by noon (local time) on the date when due. The Lender is hereby authorized to charge the account of the Borrower maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder.

         2.10. Noteless Agreement; Evidence of Indebtedness. The Lender shall maintain in accordance with its usual practice an account or accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (c) the amount of any sum received by the Lender hereunder from the Borrower. The entries maintained in such accounts shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. The Lender may request that the Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to the Lender a Note payable to the order of the Lender in a form supplied by the Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 11.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to
Section 11.3, except to the extent that the Lender or any such assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described above.

         2.11. Telephonic Notices. The Borrower hereby authorizes the Lender to extend, convert or continue Loans, effect selections of Types of Loans and to transfer funds based on telephonic notices made by any person or persons the Lender in good faith believes to be acting on behalf of the Borrower. If the Borrower's records differ in any material respect from the action taken by the Lender, the records of the Lender shall govern absent manifest error.

         2.12. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Loan shall be payable on the last day of each March, June, September and December, commencing with the first such date to occur after the date hereof, on any date on which the Alternate Base Rate Loan is prepaid due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.


                     ARTICLE III -- CHANGE IN CIRCUMSTANCES

         The Borrower agrees to pay to the Lender such amounts as will compensate the Lender for any increase in the cost to the Lender of making or maintaining any Loan hereunder or of maintaining the Commitment to make Loans hereunder, by reason of a change in any reserve (except Reserve Requirements), tax, capital guidelines, special deposit, or similar requirement with respect to assets of, deposits with or for the account of,


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or credit extended by, or commitments extended by, the Lender which are imposed on, or deemed applicable by, the Lender, under any law, treaty, rule, regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), any interpretation thereof by any governmental, fiscal, monetary or other authority charged with the administration thereof or having jurisdiction over such Loan or the Lender, or any requirement imposed by any such authority, whether or not having the force of law. Such additional amounts shall be payable on demand. The Lender may suspend the availability of any Type of Eurodollar Loan if maintenance of such Loan at a suitable Lending Installation becomes illegal or if deposits matching such Loan are unavailable to the Lender or if the Eurodollar Rate fails to reflect the cost to the Lender of making or maintaining such Loan.


                       ARTICLE IV -- CONDITIONS PRECEDENT

           4.1. Initial Loan. The Lender shall not be required to make the initial Loan hereunder unless the Borrower has furnished to the Lender the following: (i) a Note payable to the Lender, if so requested by the Lender; (ii) the Pledge Agreement, together with all Pledged Instruments (as defined therein) (which Pledged Instruments shall have a fair market value of not less than $3,100,000); (iii) evidence satisfactory to the Lender that the Existing Credit Agreement shall have been terminated and that all indebtedness, obligations and liabilities arising thereunder or in connection therewith (other than in respect of the Existing L/Cs) shall have been paid in full; (iv) ratification, in form and substance satisfactory to the Lender, of each Application for Irrevocable Standby Letter of Credit and Security and Reimbursement Agreement for Irrevocable Standby Letter of Credit (as the same may be amended or modified from time to time, collectively the "Applications") executed and delivered by the Borrower in connection with the Existing L/Cs; (v) payment in full of an arrangement fee in the amount of $5,000; and (vi) such opinions of counsel, certificates of incumbency, resolutions, by-laws and articles of incorporation and such other closing documents as the Lender has requested.

          4.2. Each Loan. The Lender shall not be required to make any Loan (other than a Loan that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Loans), unless on the applicable Borrowing Date: (i) there exists no Default or Unmatured Default; (ii) the representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and (iii) all legal matters incident to the making of such Loan shall be satisfactory to the Lender and its counsel. Each Borrowing Notice with respect to each such Loan shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. The Lender may require a duly completed compliance certificate as a condition to making a Loan.


                   ARTICLE V -- REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender that:

          5.1. Corporate Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery

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by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles of incorporation or by-laws, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the pledge of collateral under the Pledge Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

          5.4. Financial Statements. The December 31, 1997, consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lender were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

          5.5. Material Adverse Change. Since December 31, 1997, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          5.6. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

          5.7. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

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         5.8. Regulations. Margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries that are subject to any limitation on sale, pledge, or other restriction hereunder. Neither the Borrower nor any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                             ARTICLE VI -- COVENANTS

         During the term of this Agreement, unless the Lender shall otherwise consent in writing:

          6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lender:

         (a) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lender, prepared in accordance with generally accepted accounting principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (i) any management letter prepared by said accountants, and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

         (b) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

         (c) Together with the financial statements required hereunder, a compliance certificate (in a form approved by the Lender) signed by its chief financial officer stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (d) Promptly upon (i) the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished and (ii) the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

         (e) Such other information (including non-financial information) as the Lender may from time to time reasonably request.

         6.2. Affirmative Covenants. The Borrower will, and will cause each Subsidiary to:

         (a) Use the proceeds of the Loans to repay L/C Obligations, to repay outstanding Loans and for working capital purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to make any other acquisition.

         (b) Give prompt notice in writing to the Lender of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         (c) Carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         (d) Timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         (e) Comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         (f) Permit the Lender, by its respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lender may designate.

          6.3. Negative Covenant. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge with the Borrower or a wholly-owned Subsidiary.


                             ARTICLE VII -- DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

          7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lender under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

          7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

          7.3. The breach by the Borrower of any of the terms or provisions of this Agreement which is not remedied within fifteen days after written notice from the Lender.

         7.4. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness when due; or a default shall occur under any agreement governing any Indebtedness of the Borrower or any Subsidiary or any other event shall occur or condition shall exist, the effect of which default, event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.5. The Pledge Agreement shall for any reason fail to create a valid first priority interest in the collateral purported to be covered thereby or shall fail to remain in full force and effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability thereof or the Borrower shall fail to comply with any of the terms or provisions thereof.

          7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

          7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any substantial portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         7.8. Any reportable event (as defined in Section 4043 of ERISA) shall occur in connection with any Plan.

          7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $50,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

          7.10. Sheldon Hurst or a trust for the benefit of Sheldon Hurst or his spouse or descendants, partnership or limited liability company (in each case, controlled by Sheldon Hurst) shall cease to own, free and clear of all Liens (other than Liens in favor of the Lender) at least 25% of the outstanding shares of voting stock of SGH Holdings, Inc. on a fully diluted basis or SGH Holdings, Inc. shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding shares of voting stock of the Borrower on a fully diluted basis.

         ARTICLE VIII -- ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligation of the Lender to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Default occurs, the Lender may terminate or suspend the obligations to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

          8.2. Amendments. Subject to the provisions of this Article VIII, the Lender and the Borrower may enter into agreements supplemental hereto for the purpose of amending the Loan Documents in any manner or waiving any Default hereunder.

          8.3. Preservation of Rights. No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.


                        ARTICLE IX -- GENERAL PROVISIONS

          9.1. Entire Agreement; Severability of Provisions. The Loan Documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings between the Borrower and the Lender relating to the subject matter thereof. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          9.2. Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that First Chicago Capital Markets, Inc. (the Arranger") shall enjoy the benefits of the provisions of Section 9.3 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement

          9.3. Expenses; Indemnification. The Borrower shall reimburse the Lender and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Arranger and the Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Arranger and the Lender, which attorneys may be employees of the Arranger or the Lender) paid or incurred by the Arranger or the Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Arranger and the Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Arranger or the Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non- appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

          9.4. Survival of Representations; Taxes. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Note and the making of the Loans herein contemplated. Any taxes (excluding federal income taxes on the overall net income of the Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.


                               ARTICLE X -- SETOFF

         In addition to, and without limitation of, any rights of the Lender under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Lender or any affiliate of the Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to the Lender, whether or not the Obligations, or any part hereof, shall then be due.

                    ARTICLE XI -- ASSIGNMENTS; PARTICIPATIONS

         11.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by the Lender must be made in compliance with
Section 11.3. Notwithstanding clause (ii) of this Section, the Lender may at any time, without the consent of the Borrower, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

         11.2. Participations. The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to it, any Note held by it, the Commitment or any other interest of the Lender under the Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under the Loan Documents shall remain unchanged, the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if the Lender had not sold such participating interests, and the Borrower and the Lender shall continue to deal solely and directly with each other in connection with the Lender's rights and obligations under the Loan Documents. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
Article X in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that the Lender shall retain the right of setoff provided in Article X with respect to the amount of participating interests sold to each Participant. The Lender agrees to share with each Participant, and each Participant, by exercising the right of setoff provided in Article X, agrees to share with the Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Article X as if each Participant were a Lender.

         11.3. Assignments. The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. The Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment. Such assignment shall be evidenced by the Lender's standard form (to be supplied upon request). The consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser that is not a Lender or an affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld. Upon delivering to the Borrower a notice of assignment, together with any required consent, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to the other Loan Documents and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower shall be required to release the Lender with respect to the percentage of the Commitment and Loans assigned to such Purchaser. Upon the consummation of any such assignment to a Purchaser, the transferor Lender, the Lender and the Borrower shall, if the Lender or the Purchaser desires, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes, are issued to the Lender and Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         11.4. Dissemination of Information; Tax Treatment. The Borrower authorizes the Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in the Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to deliver to the Lender such completed forms with respect to withholding taxes as the Borrower may reasonably require.


                             ARTICLE XII -- NOTICES

         All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Lender, at its address, facsimile number or telex number set forth on the signature pages hereof, or (y) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lender under
Article II shall not be effective until received.


                          ARTICLE XIII -- COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Lender.


          ARTICLE XIV -- GOVERNING LAW; JURISDICTION; JURY TRIAL WAIVER

         14.1. CHOICE OF LAW; CONSENT TO JURISDICTION. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         14.2. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

                               TRI-STATE OUTDOOR MEDIA GROUP, INC.


                               By: /s/ WILLIAM G. MCLENDON
                                   ----------------------------------------
                               Print Name: WILLIAM G. MCLENDON
                                          ---------------------------------
                               Title:  CFO
                                      -------------------------------------
                                          3416 Highway 41 South
                                        Tifton, Georgia  31794
                                        Phone:  (800) 732-8261
                                        Fax:  (912) 386-0203

                                        Attention:       Mr. William G. McLendon
                                                         Chief Financial Officer

          Commitment

         $3,000,000            THE FIRST NATIONAL BANK OF CHICAGO

                               By: /s/ RONNA BURY-PRINCE
                                   ----------------------------------------
                               Print Name: RONNA BURY-PRINCE
                                          ---------------------------------
                               Title:  VICE PRESIDENT
                                      -------------------------------------
                                        One First National Plaza
                                        Chicago, Illinois  60670
                               Phone:  (312) 732-5475
                               Fax:  (312) 732-8587

                                        Attention:       Ms. Laurie Blazek
                                                         Vice President

                                     ANNEX I

                                 EXISTING L/C's


Letter of Credit        Date of                                  Expiry
         No.            Issuance          Amount                  Date             Beneficiary
----------------        --------          ------                 ------            -----------
00324651                2/27/98           $1,250,000             8/27/00           Transfinance Bank

00324578                7/28/97           $   25,000             7/15/98           SCDOT

                                    ANNEX II


                                PLEDGE AGREEMENT

         This Pledge Agreement (the "Pledge Agreement") dated as of May 20, 1998 is made by Tri-State Outdoor Media Group, Inc., a Kansas corporation (the "Borrower"), in favor of The First National Bank of Chicago and its domestic and foreign offices, branches, subsidiaries and affiliates (collectively, the "Lender").


                              W I T N E S S E T H:


         WHEREAS, the Borrower and the Lender have entered into that certain Credit Agreement dated of even date herewith (as amended or modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement) pursuant to which the Lender has agreed to make certain loans (the "Loans") to the Borrower from time to time;

         WHEREAS, it is a condition precedent, among others, to the making of Loans under the Credit Agreement that the Borrower execute and deliver this Pledge Agreement;

         WHEREAS, the Lender has heretofore issued, on behalf of the Borrower, certain standby letters of credit (as the same may be amended, modified, renewed or extended from time to time, each an "Existing L/C" and collectively the "Existing L/C's") pursuant to certain Applications for Irrevocable Standby Letters of Credit and Security and Reimbursement Agreements for Irrevocable Standby Letter of Credit (as the same may be amended or modified from time to time, collectively the "Applications");

         WHEREAS, the Borrower and the Lender have heretofore entered into a certain Interest Exchange Agreement dated as of May 14, 1997 (as amended, modified or supplemented from time to time, the "Rate Hedging Agreement");

         WHEREAS, in order to (i) induce the Lender to make Loans under the Credit Agreement and (ii) secure the Secured Obligations (as hereinafter defined), the Borrower desires to so execute and deliver this Pledge Agreement; and

         WHEREAS, the Borrower has delivered to the Lender and confirms the delivery to the Lender of Pledged Instruments (as hereinafter defined) in an amount equal to at least $3,100,000;

         NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower hereby agrees as follows:

         1. The term "Pledged Instruments" as used herein shall mean and include all certificates of deposit issued and held by the Lender whether now owned or hereafter acquired by the Borrower or in which the Borrower at any time has any interest up to the amount of $3,100,000, and shall also mean and include the certificates of deposit listed on Exhibit "A" hereto and any instrument or deposit to which the Borrower shall become entitled for any reason whatsoever as an addition to, in substitution for or in exchange or refunding of any or all of such deposits or instruments of the Borrower and all proceeds thereof up to the amount of

$3,100,000.

         2. To secure the prompt and complete payment of (i) the Obligations,
(ii) the L/C Obligations, (ii) any and all indebtedness and other liabilities (including, without limitation, fees, interest and expenses (including attorneys' fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender)) of the Borrower to the Lender, direct and indirect, absolute and contingent, under, arising out of, or in any way connected with the Rate Hedging Agreement (the "Rate Hedging Obligations") and
(iv) the observance and performance of the other obligations, covenants and agreements now or hereafter existing under this Pledge Agreement or under the Credit Agreement, the other Loan Documents, the Applications or the Rate Hedging Agreement (all hereinafter collectively called the "Secured Obligations"), the Borrower hereby pledges, assigns, delivers and sets over to the Lender all of the Pledged Instruments and hereby grants to the Lender a security interest in the Pledged Instruments and in the proceeds thereof.

         3. The Borrower authorizes the Lender and its employees and agents to make such internal adjustments of its books and records as are necessary to reflect the security interest granted hereunder, and the Borrower agrees to execute and deliver from time to time such documents and instruments, and take such other actions as are necessary or appropriate to ensure the Lender has a first perfected security interest in the Pledged Instruments.

         4. (i) If any Default (as hereinafter defined) has occurred and is continuing, the Lender may: (a) require all interest on the Pledged Instruments to be deposited in a special non-interest bearing cash collateral account with the Lender and (b) at its option, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due, or hold said cash collateral account as further security for the Secured Obligations. The Borrower shall have no control whatsoever over said cash collateral account and hereby grants to the Lender a security interest in said cash collateral account if and when created.

                  (ii) If the Borrower shall become entitled to receive or shall receive any certificate whether in substitution of, or in exchange for any of the Pledged Instruments, or otherwise, the Borrower agrees to accept the same as the Lender's agent and to hold the same in trust for the Lender and to deliver the same forthwith to the Lender in the exact form received, with the endorsement of the Borrower when necessary, to be held by the Lender, subject to the terms hereof, as further security for the Secured Obligations.

         5. Upon the occurrence of any Default, the Secured Obligations (including, without limitation, to the extent permitted by the terms thereof, any undrawn and unexpired Existing L/Cs) shall, at the election of the Lender become forthwith due and payable, and in the case of a Default described in
Section 7.6 or 7.7 of the Credit Agreement, shall automatically become immediately due and payable, all without demand, presentment, notice, advertisement or protest of any kind, all of which (collectively, any "Notice") are hereby expressly waived by the Borrower, and the Lender shall have the right, without any Notice, to forthwith appropriate and realize upon the Pledged Instruments, or any part thereof. The proceeds of any such appropriation or realization shall be applied first, to the costs and expenses of every kind (including, without limitation, the fees and expenses of outside and in-house counsel to the Lender) incurred by the Lender in connection with the safekeeping or liquidation of the Pledged Instruments and the collection and enforcement of the Secured Obligations, second, to payment of any accrued and unpaid interest and fees on the Secured Obligations, third, to payment of the principal of the Secured Obligations, and fourth, to payment of any other Secured Obligations. In the event the proceeds of any such appropriation or realization are insufficient to pay all amounts to which the Lender is legally entitled, the Borrower will be liable for the deficiency to the fullest extent permitted by law, together with interest thereon, at a rate per annum equal to the sum of the Alternate Base Rate plus 2% per annum, and for the reasonable fees and expenses of any attorneys employed by the Lender (including, without limitation, the fees and expenses of outside and in-house counsel to the Lender) to collect such deficiency.

         "Default" means (i) any default in the payment of any Secured Obligation when due, whether at maturity, by acceleration or otherwise; (ii) a "Default" under and as defined in the Credit Agreement; or (iii) failure of the Borrower to comply with any of the terms or provisions of this Pledge Agreement, any of the Applications, the Rate Hedging Agreement or any other agreement governing the creation or terms of any Secured Obligation.

         6. The Borrower represents and warrants that as of the date hereof it is the direct and beneficial owner of all of the Pledged Instruments. The Borrower further represents and warrants that all of the Pledged Instruments are owned by the Borrower free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest in said Pledged Instruments or the proceeds thereof, except for the security interest granted to the Lender hereunder. The Borrower further represents and warrants that this Pledge Agreement and delivery of the Pledged Instruments constitutes a valid first lien on and perfected security interest in all of the Pledged Instruments and the proceeds thereof, subject to no prior security interests, liens, charges or encumbrances or to any agreement purporting to grant to any third party a security interest in the property or assets of the Borrower which would include the Pledged Instruments.

         7. (i) The Borrower hereby covenants and agrees that so long as any of the Secured Obligations shall be outstanding and unpaid (including, without limitation, any undrawn and unexpired Existing L/C), in whole or in part, the Borrower will not liquidate, withdraw or otherwise dispose of any of the Pledged Instruments, nor will the Borrower create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Instruments or the proceeds thereof other than that created hereby.

               (ii) The Borrower warrants and will defend the right, title, special property and security interest of the Lender in and to the Pledged Instruments against the claims of any person, firm, corporation or other entity.

               (iii) The Borrower hereby covenants and agrees that so long as any of the Secured Obligations shall be outstanding and unpaid (including, without limitation, any undrawn and unexpired Existing L/Cs), in whole or in part, the aggregate amount of the Pledged Instruments shall at all times be equal to at least $3,100,000. The Lender shall at all times have the right to require from the Borrower that there shall be lodged with the Lender as security for all existing Secured Obligations additional Pledged Instruments so that the aggregate amount of the Pledged Instruments shall at all times be equal to at least $3,100,000.

         8. No course of dealing between the Borrower and the Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under any of the Applications or any other instruments delivered by the Borrower to the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided and provided in the Credit Agreement, the other Loan Documents, the Applications, the Rate Hedging Agreement and in all other agreements, instruments and documents delivered, or to be delivered, in connection therewith are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code. The provisions of this Pledge Agreement are severable and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part then such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement in any jurisdiction.

         9. This Pledge Agreement shall inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not assign this Pledge Agreement without the prior written consent of the Lender.

         10. The Borrower agrees to reimburse the Lender promptly upon demand for any and all costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, review, execution, delivery, amendment, modification, collection and enforcement of this Pledge Agreement. The obligations of the Borrower under this Section 10 shall survive the termination of this Pledge Agreement.

         11. This Pledge Agreement shall become effective as of the date first above written upon the Lender's receipt of the following:

                  (i) A counterpart of this Pledge Agreement duly executed by the Borrower.

                 (ii) Evidence, satisfactory to the Lender, that the Borrower and its appointed signatory have been appropriately authorized to execute this Pledge Agreement and to pledge the Pledged Instruments hereunder.

                (iii) An incumbency certificate, executed by the Secretary, an Assistant Secretary or other appropriate person of the Borrower, which shall identify by name and title and bear the signature of the appointed signatory of the Borrower authorized to sign this Pledge Agreement, upon which certificate the Lender shall be entitled to rely until informed of any change in writing by the Borrower.

                 (iv) Such other documents as the Lender or its counsel may reasonably request.

               12. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

               13. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE CITY OF CHICAGO, ILLINOIS AND WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH BELOW ITS SIGNATURE HERETO. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE BORROWER AND THE LENDER WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING RELATING TO OR IN ANY WAY ARISING OUT OF THIS PLEDGE AGREEMENT.

               14. All notices and other communications provided to any party hereto under this Pledge Agreement shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and electronic or telephonic confirmation in the case of facsimiles). The parties hereto may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

               IN WITNESS WHEREOF, the Borrower has executed this Pledge Agreement in favor of the Lender as of the date first above written.


                               TRI-STATE OUTDOOR MEDIA GROUP, INC.

                               By: /s/ WILLIAM G. MCLENDON
                                   ----------------------------------------

                               Title:  CFO
                                      -------------------------------------
                                      3416 Highway 41 South
                                      Tifton, Georgia  31794
                                      Attention:   W.G. McLendon        ,
                                                ------------------------


Accepted:

THE FIRST NATIONAL BANK OF CHICAGO

By: /s/ LAURIE BLAZEK
   ----------------------------------------
Title: VICE PRESIDENT
       ------------------------------------
       One First National Plaza
       Suite 0629
       Chicago, Illinois  60670
       Attention: Ms. Laurie Blazek

                                   EXHIBIT "A"

                             CERTIFICATES OF DEPOSIT

                                  SCHEDULE "1"

                                      LIENS

                        RATIFICATION AND REAFFIRMATION OF
                                  APPLICATIONS


         THIS RATIFICATION AND REAFFIRMATION OF APPLICATIONS (this "Ratification") is entered into as of May 20, 1998 by TRI-STATE OUTDOOR MEDIA GROUP, INC. (the "Applicant"), for the benefit of THE FIRST NATIONAL BANK OF CHICAGO (the "Issuer").

         WHEREAS, TRI-STATE OUTDOOR MEDIA GROUP, INC. (the "Borrower"), certain LENDERS and The First National Bank of Chicago entered into that certain Second Amended and Restated Credit Agreement dated as of February 27, 1998 (the "Existing Credit Agreement"), as amended pursuant to which certain letters of credit were issued by the Issuer upon the application of the Applicant (the "Existing Facility L/Cs");

         WHEREAS, in connection with the Existing L/Cs, the Applicant executed and delivered to the Issuer those certain Applications for Irrevocable Standby Letter of Credit and Security and Reimbursement Agreement for Irrevocable Standby Letter of Credit dated July 28, 1997 and February 27, 1998, respectively (collectively, the "Applications");

         WHEREAS, the Applicant and the Issuer have entered into a Credit Agreement dated of even date herewith (the "Credit Agreement");

         WHEREAS, it is a condition precedent, among others, to the making of any loan under the Credit Agreement that this ratification of the Applications be executed and delivered by the Applicant; and

         WHEREAS, the Applicant expects to realize direct benefits as a result of the contemplated loans under the Credit Agreement and therefore desires to deliver this Reaffirmation to satisfy such condition precedent;

         NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Applicant hereby:

               (i)       acknowledges receipt of a copy of the Credit Agreement,

              (ii) acknowledges and agrees that neither the termination of the Existing Credit Agreement nor the terms of the Credit Agreement shall release, discharge, or otherwise limit or affect in any manner any of its obligations under or in connection with Applications or the Existing L/Cs,
             (iii) ratifies and reaffirms all of the terms and provisions of, and all of its obligations under, the Applications and the Existing L/Cs, and

              (iv)       agrees to pay the fees set forth on Exhibit "A" hereto.

         IN WITNESS WHEREOF, the Pledgor has executed this Ratification as of the date first above written.


                                        TRI-STATE OUTDOOR MEDIA GROUP, INC.


                                        By: /s/ WILLIAM G. MCLENDON
                                            ------------------------------------
                                                 William G. McLendon
                                                 Chief Financial Officer


ACCEPTED:

THE FIRST NATIONAL BANK OF CHICAGO,
         AS AGENT

By: /s/ LAURIE BLAZEK
   -----------------------------------
        Laurie Blazek
        Vice President

                                   EXHIBIT "A"

                                    L/C FEES